Exhibit 99.1

COMSTOCK HOLDING COMPANIES, INC. REPORTS RESULTS FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012

COMPANY FORECASTS SIGNIFICANT INCREASE IN REVENUES FOR 2013 AND A RETURN TO PROFITABILITY

Reston, Virginia (March 27, 2013) – Comstock Holding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”), a home building and multi-faceted real estate development and services company in the Washington, D.C. metropolitan area, announced a net loss for its fourth quarter ended December 31, 2012 of ($2.0) million or ($0.10) per basic and diluted share on total revenue of $2.6 million as compared to a net loss for its fourth quarter ended December 31, 2011 of ($2.7) million or ($0.14) per basic and diluted share on total revenue of $6.1 million. For the year ended December 31, 2012, the Company reported a net loss of ($5.7) million or ($0.28) per basic and diluted share on total revenue of $14.3 million as compared to a net income of $1.1 million or $0.05 per basic and diluted share on total revenue of $21.9 million for year ended December 31, 2011. The 2012 results include impairment charges of $2.4 million on the Company’s one remaining legacy project, the Eclipse, while results for 2011 include a one-time gain on legal settlement of $9.4 million. During 2012, the Company also reported a gain of $6.5 million within net income from discontinued operations as a result of the $19.35 million sale of the Cascades apartment project in the first quarter.

2013 Outlook

“For the first time in a number of years there is clear and convincing evidence that the housing market has rebounded and will continue to improve,” said Christopher Clemente, Comstock’s Chairman and CEO. “The inventory of existing homes on the market has dropped to levels not seen in decades, while the number of days on market has dropped to pre-recession levels. Further, historically low interest rates are contributing to the affordability of new homes, while residential rental rates continue to climb. Although the results we reported for 2012 are disappointing, our primary focus during 2012 was securing and positioning new projects to generate positive results in 2013 and beyond. Based upon our early sales success at our recently opened new communities, 2013 is off to a great start, with unit sales and revenue in the first quarter of 2013 expected to approximate the revenue levels for all of 2012”.

“Based on the increased demand for new homes in the D.C. market, and our scheduled openings of additional communities, we anticipate 2013 homebuilding revenue and home settlements to be exponentially higher than in 2012,” continued Clemente. “As a result, we are projecting a return to profitability for 2013. Furthermore, we believe the rebounding housing market in the D.C. area will provide an opportunity for additional growth beyond this year. Accordingly, we anticipate generating additional growth in home settlements and revenue with the goal of reaching 250-300 settlements and $125M - $150M of revenue by 2015.”

The Company’s forecasted homebuilding revenues and settlements for 2013 is as follows (revenue in thousands):

	Actual	Forecast
	12/31/12	Q1-2013	FY-2013
Homebuilding Revenue	$11,633	$10,000 - $12,000	$55,000 - $64,000
Home Settlements	45	18 - 22	105 - 125
Sales Backlog (Period end)	9	31	n/a
Backlog Revenue (Period end)	$5,400	$16,100	n/a

As of the date of this press release, the Company has settled 12 homes in the first quarter of 2013 realizing $5.4 million in revenue. The total value of settled homes combined with the value of current backlog is approximately $21.5 million, representing an increase of year-to-date homebuilding revenue of more than 80% as compared to the homebuilding revenue generated in all of 2012.

Notable Events

•

Subsequent to year end, the Company raised approximately $6.9 million of equity capital through a newly formed subsidiary, Comstock Investors VII, L.C. (“Investors VII’). The proceeds of the private placement are primarily being used to acquire and capitalize new residential development projects specifically: The Townes at Shady Grove Metro and The Boulevard at Shady Grove Metro in Rockville, Maryland, The Hampshires community in Washington, D.C. and Falls Grove in Manassas, Virginia. Accredited investors participating in Investors VII included unrelated third parties as well as members of the Company’s management team and certain members of the Board of Directors of the Company. The terms of the offering include a preferred return equal to a maximum of 20% per annum on capital account balances with no prepayment penalty.

2012 Highlights

•

Gross new order revenue for the year ended December 31, 2012 increased $4.4 million to $18.9 million on 57 homes as compared to $14.5 million on 50 homes for the year ended December 31, 2011. Net new order revenue for the year ended December 31, 2012 increased $2.3 million to $16.4 million on 51 homes as compared to $14.1 million on 48 homes for the year ended December 31, 2011. The average gross new order revenue per unit for the year ended December 31, 2012 increased by $42 to $332, as compared to $290 for the year ended December 31, 2011.

•

During 2012, the Company continued to monetize existing inventory at the Penderbrook Square condominium project, where it settled 37 units reducing remaining inventory to 2 units (out of a total of 424 units) at year-end and at the Eclipse condominium project where it settled 8 units reducing remaining inventory to 19 (out of a total of 465 units). Subsequently, as of the date of this press release, the Company sold and settled all remaining units at the Penderbrook Square condominium project and reduced the inventory of remaining units at the Eclipse condominium project to 19 at year-end 2012.

•

The Company announced plans to develop its latest Transit-Oriented residential community located adjacent to the Shady Grove Metro Station in Rockville, Maryland, the terminus of Metro’s “Red Line”. The community will include 36 upscale townhomes, 3 single-family homes, and 117 luxury apartments. The Company acquired the land on December 27, 2012 and is preparing to commence land development in spring-2013. The Company plans to commence sales of the townhomes mid-2013 with first deliveries expected in late-2013. Leasing of the apartments will commence in early-2014.

•

The Company announced plans to develop its latest Prince William County, Virginia residential community located in Manassas, Virginia near the Virginia Railway Express Station. The community, to be known as Falls Grove, will include 110 townhomes and 19 single-family homes. The Company is preparing to commence land development in spring-2013 and plans to commence sales of the townhomes, priced from the high $200’s, in mid-2013 with first deliveries expected in late-2013. Sales are expected to commence on the single-family homes in late 2013 or early 2014.

•

In early 2012, the Company closed on the sale of its 103-unit Cascades Apartment project for $19.35 million, recognizing a gain of $6.5 million from the sale. The Cascades apartment project represented the Company’s first “merchant-build” rental apartment project sale.

•

During the third quarter of 2012, the Company formed Comstock Eastgate, L.C., a joint venture of Comstock Holding Companies, Inc. and BridgeCom Development I, LLC, to develop and construct Eastgate One, a 66-unit subdivision situated within the 400-unit Eastgate master-planned community located in Loudoun County. Construction on the first building containing six units, two of which are model homes, commenced in December 2012, with sales commencing in the 1st quarter of 2013. As of the date of this press release, the Company had received 15 new orders (sales contracts) for units within the Eastgate community. Settlements of homes at Eastgate began in the first quarter of 2013.

•

Based on the improving market conditions, and increasing revenue potential associated with its new communities, the Company recently entered into an affiliated business arrangement with Stewart Title Insurance Company promoting the sale of title and real estate settlement services. This ancillary business venture, named Superior Title Services, LC (“STS”), is anticipated to generate additional revenue for the Company in 2013.

About Comstock Holding Companies, Inc.

Comstock is a home building and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and more than 5,500 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhouses, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a leading residential developer and homebuilder in the Washington, D.C. metropolitan area. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol: CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements including incurring substantial indebtedness with respect to projects, the diversion of management’s attention and other negative consequences. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

SOURCE: Comstock Holding Companies, Inc.

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$3,539	$5,639
Restricted cash	3,203	3,082
Trade receivables	1,611	2,228
Real estate held for development and sale	27,781	21,212
Operating real estate, net	—	12,095
Property, plant and equipment, net	222	105
Other assets	2,343	2,018

TOTAL ASSETS	$38,699	$46,379

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES

Accounts payable and accrued liabilities	$4,691	$3,987
Notes payable - secured by real estate held for development and sale, net of discount	19,492	10,541
Notes payable - secured by operating real estate	—	9,957
Notes payable - due to affiliates, unsecured	5,041	5,008
Notes payable - unsecured	3,096	4,309
Income taxes payable	—	33

TOTAL LIABILITIES	32,320	33,835

Commitments and contingencies (Note 15)	—	—
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 17,627,826 and 17,944,503 issued and outstanding, respectively	176	179
Class B common stock, $0.01 par value, 2,733,500 shares authorized, 2,733,500 issued and outstanding	27	27
Additional paid-in capital	170,070	168,620
Treasury stock, at cost (391,400 shares Class A common stock)	(2,480)	(2,439)
Accumulated deficit	(162,349)	(156,684)

TOTAL COMSTOCK HOLDING COMPANIES, INC. EQUITY	5,444	9,703
Non-controlling interests	935	2,841

TOTAL EQUITY	6,379	12,544

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$38,699	$46,379

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Twelve Months Ended December 31,
	2012	2011
Revenues
Revenue - homebuilding	$11,633	$14,062

Revenue - other	2,669	7,871

Total revenue	14,302	21,933
Expenses
Cost of sales - homebuilding	9,692	12,160
Cost of sales - other	3,484	7,434
Impairments and write-offs	2,358	—
Selling, general and administrative	8,658	7,399
Interest, real estate taxes and indirect costs related to inactive projects	2,135	2,739

Operating loss	(12,025)	(7,799)
Gain on troubled debt restructuring	—	(219)
Gain on legal settlement, net	—	(9,434)
Other income, net	(18)	(304)

(Loss) income before income tax benefit (expense)	(12,007)	2,158
Income taxes benefit (expense)	2,484	(33)

Net (loss) income from continuing operations	(9,523)	2,125
Discontinued operations:
Loss from discontinued operations	(98)	(527)
Gain on sale of the real estate from discontinued operations	6,466	—
Income tax expense from discontinued operations	(2,484)	—

Net income (loss) from discontinued operations	3,884	(527)
Net (loss) income	(5,639)	1,598
Less: Net loss from continuing operations attributable to non-controlling interests	(77)	—
Less: Net income from discontinued operations attributable to non-controlling interests	103	491

Net (loss) income attributable to Comstock Holding Companies, Inc.	$(5,665)	$1,107

Basic (loss) income per share:
Continuing operations	$(0.47)	$0.10
Discontinued operations	0.19	(0.05)

Net (loss) income per share	$(0.28)	$0.05

Diluted (loss) income per share:
Continuing operations	$(0.47)	$0.10
Discontinued operations	0.19	(0.05)

Net (loss) income per share	$(0.28)	$0.05

Basic weighted average shares outstanding	19,970	20,287
Diluted weighted average shares outstanding	19,970	20,720
Net (loss) income attributable to Comstock Holding Companies, Inc.:
(Loss) income from continuing operations	$(9,446)	$2,125
Income (loss) from discontinuing operations	3,781	(1,018)

Net (loss) income	$(5,665)	$1,107

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except per share data)

	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(5,639)	$1,598
Adjustment to reconcile net (loss) income to net cash (used in) provided by operating activities
Amortization of loan discount and deferred financing fees	1,283	1,444
Depreciation expense	122	196
Provision for bad debt	60	1
Impairments and write-offs	2,358	—
Amortization of stock compensation	1,447	932
Loss (gain) on extinguishment of notes payable	73	(219)
Gain on trade payable settlements	—	(161)
Gain on sale of operating real estate, net	(6,466)	—
Loss on disposal of property, plant and equipment	1	—
Changes in operating assets and liabilities:
Restricted cash	(121)	19
Trade receivables	569	(1,837)
Real estate held for development and sale	(8,984)	10,292
Other assets	(433)	(678)
Accrued interest	(495)	752
Accounts payable and accrued liabilities	217	364
Income taxes payable	(33)	33

Net cash (used in) provided by operating activities	(16,041)	12,736

Cash flows from investing activities:
Investment in Cascades Apartments – operating real estate, net	—	(9,764)
Purchase of property, plant and equipment	(158)	(78)
Proceeds from sale of Cascades Apartments – operating real estate, net	19,075	—

Net cash provided by (used in) investing activities	18,917	(9,842)

Cash flows from financing activities:
Proceeds from notes payable	24,986	38,908
Payments on notes payable	(27,512)	(38,436)
Loan financing costs	(518)	(1,548)
Proceeds from SunBridge warrant issuance	—	996
Distribution to non-controlling interest holders	(2,944)	—
Contribution from non-controlling interest holders	1,012	2,350

Net cash (used in) provided by financing activities	(4,976)	2,270

Net (decrease) increase in cash and cash equivalents	(2,100)	5,164
Cash and cash equivalents, beginning of period	5,639	475

Cash and cash equivalents, end of period	$3,539	$5,639

Supplemental disclosures:
Interest paid, net of interest capitalized	$1,226	$522
Reduction in proceeds from sale of Cascades Apartments and increase in other assets related to amount placed in escrow upon settlement of Cascades Apartments sale	$275	$—
Increase in class A common stock par value in connection with issuance of stock compensation	$—	$8
Increase in additional paid in capital in connection with SunBridge warrant	$—	$996
Increase in treasury stock and accrued liabilities for net-settlement of stock compensation	$41	$—